Exhibit 99(d)

Series No.: WACC02

Tranche No.: 1

Wachovia Corporation

A$10,000,000,000

Australian Debt Issuance Programme

Issue of

A$900,000,000 Floating Rate Notes due 25 May 2012 (“Notes”)

The date of this Supplement is 23 May 2007.

This Supplement (as referred to in the Information Memorandum dated 2 May 2007 (“Information Memorandum”) in relation to the above Programme) relates to the Tranche of Notes referred to above. It is supplementary to, and should be read in conjunction with the Information Memorandum and the Note Deed Poll executed by the Issuer dated 2 May 2007 (“Note Deed Poll”).

This Supplement does not constitute, and may not be used for the purposes of, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorised or to any person to whom it is unlawful to make such offer or solicitation, and no action is being taken to permit an offering of the Notes or the distribution of this Supplement in any jurisdiction where such action is required.

Terms used but not otherwise defined in this Supplement have the meaning given in the Conditions. A reference to a “Condition” in this Supplement is a reference to the corresponding Condition as set out in the Information Memorandum.

The Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (“Securities Act”). Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons unless the Notes are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. Neither the United States Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of the Notes or passed upon the accuracy or adequacy of this Information Memorandum. For a description of certain restrictions on offers and sales of Notes and on distribution of this Supplement and the Information Memorandum, see the section entitled “Selling Restrictions” in the Information Memorandum.

Wachovia Corporation is not a bank which is authorised under the Banking Act 1959 of Australia. The Notes are not the obligations of any government and, in particular, are not guaranteed by the Commonwealth of Australia or any other person or governmental agency or instrumentality of any jurisdiction. The Notes are not deposits and will not be insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency.

The particulars to be specified in relation to the Tranche of Notes referred to above are as follows:

1	Issuer	:	Wachovia Corporation

2	Joint Lead Managers and Purchasing Dealers	:	National Australia Bank Limited (ABN 12 004 044 937) Wachovia Capital Markets, LLC Westpac Banking Corporation (ABN 33 007 457 141)

3	Co-Managers and Purchasing Dealers	:	Australia and New Zealand Banking Group Limited (ABN 11 005 357 522) Commonwealth Bank of Australia Limited (ABN 48 123 123 124)

4	Principal Amount of Tranche	:	A$900,000,000

5	Type of Notes	:	Floating Rate Australian Domestic MTN

6	If to form a single Series with an existing Series, specify the existing Series and the date on which all Notes of the Series are consolidated, if not the Issue Date	:	Not Applicable

7	Method of distribution	:	Syndicated Issue

8	Issue Date	:	25 May 2007

9	Issue Price	:	100%

10	Net proceeds	:	A$900,000,000

11	Currency and denomination	:	Australian dollars. Denominations of A$10,000. The minimum consideration for offers or transfers made in, to or from Australia must be at least $500,000 (disregarding moneys lent by the offeror or to its associates), unless the offer otherwise does not require disclosure to investors under Part 6D.2 of the Corporations Act 2001 of Australia

12	Maturity Date	:	25 May 2012

13	Status of the Notes	:

The Notes constitute unsecured and unsubordinated obligations of the Issuer and are Senior MTNs for the purposes of the Conditions.

Condition 3.4 applies: Yes

Condition 3.5 applies: No

Condition 3.6 applies: No

Condition 3.7 applies: No

14	If the Notes are Floating Rate Notes	:	Condition 7 applies: Yes

	Interest Commencement Date, if not Issue Date	:	Issue Date

	Interest Rate	:	Screen Rate plus the Margin

	Interest Payment Dates	:	Each 25 August, 25 November, 25 February and 25 May commencing 25 August and ending on the Maturity Date.

	Business Day Convention	:	Modified Following Business Day Convention

	Margin	:	+ 0.21% per annum

	Day Count Fraction	:	Actual / 365 (Fixed)

	Fallback Interest Rate	:	As per Condition 7.3 (“Fallback Interest Rate”)

	Interest Rate Determination	:	Screen Rate Determination as per Condition 7.5 (“Screen Rate Determination”)

	Relevant Screen Page	:	AFMA 3 month BBSW Rate as specified on the Reuters or Bloomberg page

	Relevant Time	:	10.10 am (Sydney time)

	Reference Rate	:	3 month AUD-BBR-BBSW

	Reference Banks	:	None specified

	Interest Determination Date	:	The first day of each Interest Period

15	Relevant Financial Centre	:	Sydney

16	Linear Interpolation	:	Not applicable

17	If Notes are Structured Notes	:	Condition 8 applies: No

18	Amortisation Yield	:	Not applicable

19	If Notes are Instalment Notes	:	Not applicable

20	If Notes are Partly Paid Notes	:	Not applicable

21	Investor Put (Condition 10.5)	:	Applicable: No

22	Issuer Call (Condition 10.6)	:	Applicable: No

23	Redemption Amount	:	100% of outstanding principal amount

24	Early Redemption Amount (Tax)	:	100% of outstanding principal amount

25	Early Redemption Amount (Default)	:	100% of outstanding principal amount

26	Registrar	:	BTA Institutional Services Australia Limited

27	Calculation Agent	:	BTA Institutional Services Australia Limited

28	Paying Agent(s)	:	BTA Institutional Services Australia Limited

29	Clearing System(s)	:	Austraclear/Euroclear/Clearstream

30	ISIN	:	AU3FN0002739

31	Common Code	:	030275004

32	Selling restrictions	:	No offers or sales to U.S. Persons.

33	Listing	:	Unlisted

34	Ratings	:

The Issuer has been rated Aa3 stable by Moody’s Investors Service.

The Issuer has been rated AA- stable by Standard & Poor’s

A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

CONFIRMED

For and on behalf of
Wachovia Corporation

By:
Name:
Title:

Date: 23 May 2007

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